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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (Nos. 333-93229, 333-166885, 333-175593 and 333-182653) on Form S-8 and in Registration Statement (No. 333-188212) on Form S-3 of Datalink Corporation of our reports dated March 17, 2014, relating to our audits of the financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Datalink Corporation for the year ended December 31, 2013.

/s/ McGladrey LLP
Minneapolis, Minnesota
March 17, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm